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                                                                  Exhibit (e)(6)

                             DISTRIBUTION AGREEMENT

                                    Exhibit A
                               Pacific Select Fund

Series
------

Blue Chip Portfolio                         Focused 30 Portfolio
Aggressive Growth Portfolio                 Mid-Cap Value Portfolio
Aggressive Equity Portfolio                 International Value Portfolio
Emerging Markets Portfolio                  Capital Opportunities Portfolio
Diversified Research Portfolio              Mid-Cap Growth Portfolio
Small-Cap Equity Portfolio                  Global Growth Portfolio
International Large-Cap Portfolio           Equity Index Portfolio
Equity Portfolio                            Small-Cap Index Portfolio
I-Net Tollkeeper Portfolio                  Real Estate Portfolio
Financial Services Portfolio                Inflation Managed Portfolio
Health Sciences Portfolio                   Managed Bond Portfolio
Technology Portfolio                        Money Market Portfolio
Telecommunications Portfolio                High Yield Bond Portfolio
Multi-Strategy Portfolio                    Equity Income Portfolio
Main Street Core Portfolio*                 Research Portfolio
Strategic Value Portfolio                   Large-Cap Value Portfolio
Growth LT Portfolio

* (formerly the Large-Cap Core Portfolio)


Effective January 1, 2003 agreed to and accepted by:


PACIFIC SELECT FUND

Attest: /s/ Audrey L. Milfs             By:    /s/ Thomas C. Sutton
        -------------------------           ------------------------------------
Name:   Audrey L. Milfs                 Name:  Thomas C. Sutton
Title:  Secretary                       Title: Chairman of the Board and Trustee

PACIFIC SELECT DISTRIBUTORS, INC.

Attest: /s/ Audrey L. Milfs             By:    /s/ Gerald W. Robinson
        -------------------------           ------------------------------------
Name:   Audrey L. Milfs                 Name:  Gerald W. Robinson
Title:  Secretary                       Title: Chairman & CEO